CONSULTING
                                   AGREEMENT

THIS AGREEMENT IS HEREBY MADE as of the 14th day of August, 2007, by and between Patron Systems, Inc. a Delaware corporation with its principal place of business at 5775 Flatiron Parkway, Suite 230, Boulder, CO 80301 ("Company"), and Martin
T. Johnson, individually, with his principal place of business at 1815 N. Howe Street, #F, Chicago, IL 60614 ("CONSULTANT").

WHEREAS, Company desires CONSULTANT to perform certain duties identified in Exhibit A.

NOW, THEREFORE, the parties agree to the following terms, conditions, and provisions:

1. STATUS of CONSULTANT. CONSULTANT shall be and act as an independent contractor (and not as the agent, employee or representative of Company) in performance of Consultant's services hereunder. CONSULTANT shall be solely responsible for the quality of the services provided by CONSULTANT hereunder.

2. TERMS OF PAYMENT. Company shall pay CONSULTANT in accordance with Exhibit B hereto for time actually worked.

3. REIMBURSEMENT OF EXPENSES. CONSULTANT will be engaged on a time and expense basis. Reimbursable expenses include coach air travel, meals, hotels, and other reasonable expenses at actual cost.

4. FEDERAL, STATE AND LOCAL PAYROLL TAXES. Neither federal, nor state, nor local income tax nor payroll tax of any kind shall be withheld or paid by Company on behalf of CONSULTANT. CONSULTANT shall not be treated as an employee of Company with respect to the services performed hereunder for federal or state tax purposes.

5. INDEMNIFCATION. Company will indemnify, defend, and hold harmless CONSULTANT for all claims, liabilities, costs, penalties, and expenses (including, but not limited to, attorney's fees) arising in connection with the performance of the services set forth in Exhibit A.

6. TERM OF AGREEMENT. Unless terminated earlier as provided herein, this Agreement shall terminate one year from the date first set forth above. Renewals or extensions, in a writing signed by both parties, may be appended to this Agreement.

7. TERMINATION WITHOUT CAUSE. Without cause, any party may terminate this Agreement after giving 2 days prior written notice to the other of intent to terminate without cause. The parties shall deal with each other in good faith during the 2 day period after any notice of intent to terminate without cause has been given.

8. TERMINATION WITH CAUSE. With reasonable cause, either party may terminate this Agreement effective immediately upon the giving of written notice of termination for cause for any material violation of this Agreement.

16. NON-WAIVER. The failure of either party to exercise any of its rights under this Agreement for a breach thereof shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

17. NO AUTHORITY TO BIND COMPANY. CONSULTANT has no authority to enter into contracts or agreements on behalf of Company. This Agreement does not create a partnership between the parties.

18. HOW NOTICE SHALL BE GIVEN. All notices, consents and approvals given under this Agreement shall be in writing and shall be delivered in person, by first class or express mail, telegram or other telegraphic means or facsimile addressed as follows:

     If to Company:

     Patron Systems, Inc
     5775 Flatiron Parkway, suite 230
     Boulder, CO 80301
     Attention:
     Mr. Robert Cross, Chairman of the Board

     If to CONSULTANT:

     Martin T. Johnson
     1815 N. Howe Street, #F
     Chicago, IL 60614

     Either party may change its address or addressee for the purposes of this paragraph by notice. Notices given in accordance with this paragraph shall be deemed given when received.

19. ASSIGNABILITY. This Agreement may not be assigned, in whole or in part, by CONSULTANT without prior written approval by Company.

20. CHOICES OF LAW. Any dispute under this Agreement or related to this Agreement shall be decided in accordance with the laws of the State of Illinois.

21.  ENTIRE  AGREEMENT.  This  is  the  entire  agreement  of  the  parties.

22. SEVERABILITY. If any part of this Agreement shall be held unenforceable, the rest of this Agreement will nevertheless remain in full force and effect.

23. AMENDMENTS. This Agreement may be supplemented, amended or revised only in writing by agreement of the parties.


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
     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, as of the date first above written.


                                   PATRON SYSTEMS, INC.

                                   By:     /s/  Robert  Cross
                                      -------------------------------------

                                   Title:     Chairman  and  Acting  CEO
                                         ----------------------------------


                                   MARTIN  T. JOHNSON,  CONSULTANT

                                       /s/  Martin  T.  Johnson
                                   ----------------------------------------


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
EXHIBIT A

DUTIES OF CONSULTANT


Consultant shall, upon the request of Company, perform the following tasks to the satisfaction of Company:

Assist the Company in the sale of the Company or substantially all of the assets of the Company and other duties or assignments as assigned by the Company, the executive management of the Company or the Board of Directors of the Company. Such assistance shall include but not be limited to a) providing materials and answers to due diligence questions, b) meeting with potential acquirers, c) meeting with the Company's investment bankers, d) assisting in the sale of the Company or substantially all of its assets and e) providing information as requested by the executive management and Board of Directors of the Company.

Assist as requested by the executive management and/or Board of Directors of the Company in the preparation and filing of a Chapter 7 bankruptcy filing for the Company.


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
EXHIBIT B

COMPENSATION


          Company shall pay to Consultant, as compensation for the services to be rendered, the sum of $96.00 per hour for hours actually worked plus expenses.

          Consultant shall be reimbursed by Company for Consultant's travel expenses incurred for travel outside of the Chicago, IL metropolitan area. Consultant shall report to Mr. Robert Cross, Chairman of the Board.

          Consultant shall not be paid for travel time.

          Company shall pay Consultant all undisputed invoices presented by Consultant under this Agreement within five (5) days of the receipt of such invoices.


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